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                                                                EXHIBIT (10)(c)

July 1, 1997                                                PROGRAM TWO


                     MORTON INTERNATIONAL, INC.
                             FISCAL 1998
           CORPORATE STAFF EXECUTIVE ANNUAL BONUS PROGRAM


This Program provides annual cash bonus opportunities depending on performance of key Corporate staff executives.

A.   OBJECTIVE

     The objective of this Program is to reward staff executives who can significantly affect operating results through cost reduction, improved efficiency, or profit improvement for outstanding performance in these areas.


B.   TIMING

     The Program year for purposes of this Program will correspond to the Company's 1998 fiscal year.


C.   ELIGIBILITY AND PARTICIPATION

     The Corporate Staff Executive Annual Bonus Program covers key Corporate staff executive positions in salary grades 19 and above.

     Eligibility will be by position. Participation approval will be by position and incumbent.

     Positions must be nominated for participation prior to the start of each Program year. Participation requires the approval of the Corporate Officer in charge of the functional area involved and the Corporate Vice President, Human Resources.

     The Chief Executive Officer will review any nomination involving a position or incumbent to be added to this Program for the first time.


D.   PROGRAM FUNDING

     A fund will be calculated for each Program year. The fund will be determined by multiplying the individual participant's January 1, 1998 salary by the target bonus percent for each participant's salary grade (see Paragraph H). The sum of these amounts times 1.75 is the maximum fund.

     The Chief Financial Officer, at the direction of the Chief Executive Officer, will reserve appropriate funds during the course of the fiscal year to provide bonus awards. Any such reserved funds shall remain the property of the Company and no participant shall have a right or claim to any such funds unless the right or claim has specifically accrued under the Program.

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Corporate Staff Executive Annual Bonus Program
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E.   PERFORMANCE CRITERIA

     Criteria used to measure performance for the Program year are:

             Attainment of Company Earnings Per Share ("EPS") Goal Attainment of Strategic Goals
             Individual Performance


F.   ESTABLISHMENT OF SPECIFIC PERFORMANCE OBJECTIVES

     PROFIT GOALS

     For the Program year, the EPS objective has been established by the Compensation Committee of the Board upon recommendation by the Chief Executive Officer.

     This objective includes the minimum level at which a bonus may be earned, the desired objective for the year, and a maximum limit beyond which additional bonus amounts may not be earned.

     STRATEGIC GOALS

     Strategic goals are other financial or non-financial objectives. These objectives will be designed to have an impact that is beyond the participant's day to day position responsibilities. They may be weighted to reflect relative importance. The objectives will also embody measurement criteria so that the degree of accomplishment can be determined. Where objectives encompass more than one year, milestones will be used to reflect progress for the Program year.

     Strategic goals will be closely reviewed by appropriate levels of management.

     INDIVIDUAL PERFORMANCE OBJECTIVES

     Individual performance objectives will be established by each participant and the supervising Corporate Officer. These objectives are to be set at the beginning of the Program year, and will be directed toward individual improvements in performance, productivity, efficiencies, cost savings, profitability and other position responsibilities. After the close of the Program year, each participant's individual performance will be rated by the participant's manager against those pre-established objectives. Objectives may be weighted according to relative importance. Individual performance for bonus purposes should be consistent with the participant's merit increase recommendation.


G.   ADJUSTMENTS TO PROFIT OBJECTIVES/ACTUAL RESULTS

     To the extent any of the following occur after profit objectives are initially established, the actual results will be adjusted by the same dollar effect any such occurrence has had on actual profit results so that the degree to which objectives are achieved will not be affected by any of the following: changes in (or in the application of) accounting principles; changes in tax laws; extraordinary items as defined under generally accepted accounting principles; and any other

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Fiscal 1998
Corporate Staff Executive Annual Bonus Program
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     significant non-recurring items which the Company's press releases or SEC filings note and take into account in explaining what the Company's financial results would have been on a comparable basis from period to period.

     In addition, with respect to acquisitions and divestitures the following adjustments will apply:

     ACQUISITIONS

     The Company's overall EPS results will be adjusted to eliminate the earnings or loss from "material" acquisitions ("material" means that an acquisition increases or decreases actual EPS results by 5.0% or more).

     DIVESTITURES

     EPS objectives will be adjusted to remove the budgeted profit or loss associated with the divested business for the same period that actual profit or loss are no longer recognized for that business.


H.   ANNUAL BONUS TARGETS

     A dollar bonus target will be established at the start of the Program year for each participant. The dollar bonus target will be computed as a percentage of the participant's base salary on January 1, 1998. The percentage to be applied will vary depending on the participant's assigned salary grade as follows:



              ------------------------------------------------------------------
              ------------------------------------------------------------------
                 Assigned Salary Grade         Percentage Applied To Salary
                                            Earnings To Determine Target Bonus
              ------------------------------------------------------------------
              ------------------------------------------------------------------
                          23                                30%
              ------------------------------------------------------------------
                          22                                30%
              ------------------------------------------------------------------
                          21                                25%
              ------------------------------------------------------------------
                          20                                22%
              ------------------------------------------------------------------
                          19                                18%
              ------------------------------------------------------------------
              ------------------------------------------------------------------


I.   ACTUAL BONUS AWARDS

     Actual bonus awards for the Program year will be based on payout schedules reflecting achievement of performance objectives. Payments of bonus awards require the approval of the Chief Operating Officer and the Chief Executive Officer.

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       PROFIT GOALS

       The EPS threshold for minimum bonus awards to be allocated will be 6 percentage points below the EPS goal. The EPS objective for the bonus awards to be allocated at maximum will be 7.5 percentage points above the EPS goal.



               ----------------------------------------------------------
               ----------------------------------------------------------
                      EPS Attainment        Percent Of Target Bonus
                                              Which May Be Earned
               ----------------------------------------------------------
               ----------------------------------------------------------
                         6% below                     15%
               ----------------------------------------------------------
                         5% below                     25%
               ----------------------------------------------------------
                         4% below                     35%
               ----------------------------------------------------------
                         3% below                     45%
               ----------------------------------------------------------
                         2% below                     55%
               ----------------------------------------------------------
                         1% below                     65%
               ----------------------------------------------------------
                         EPS Goal                     75%
               ----------------------------------------------------------
                         5% above                    125%
               ----------------------------------------------------------
                         7.5 above                   150%
               ----------------------------------------------------------


       No bonus shall be earned based upon EPS attainment if the EPS does not exceed that for the prior year. For results between the EPS rates shown, linear interpolation will be used to compute the percentage of the target bonus which may be earned.

       STRATEGIC GOALS

       The additional award for achievement of strategic goals will be determined as a percentage of the participant's original target bonus up to a maximum of 25 percent. The guidelines for measuring achievement of strategic goals are:



                   ----------------------------------------------------------
                   ----------------------------------------------------------
                         Achievement             Percent Of Target Bonus
                                                   Which May Be Earned
                   ----------------------------------------------------------
                   ----------------------------------------------------------
                           Not Met                           0%
                   ----------------------------------------------------------
                      Minimum Achievement                 1% - 14%
                   ----------------------------------------------------------
                      Substantially Met                      15%
                   ----------------------------------------------------------
                            All Met                          25%
                   ----------------------------------------------------------
                   ----------------------------------------------------------

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       INDIVIDUAL PERFORMANCE

       The resulting award for each participant is then subject to adjustment based on the participant's individual performance compared to pre-established objectives. The individual performance rating guidelines are as follows:


        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
                                                         Range Of Adjustment
                          Rating                          Percentages To Be
                                                       Applied To EPS/Strategic
                                                          Goal-Derived Bonus
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
         1 - Marginal - Did not meet most  objectives            0%
        ------------------------------------------------------------------------
         2 - Good - Substantially met most  objectives        50 - 84%
        ------------------------------------------------------------------------
         3 - Exceeds Expectations - Met all  objectives       85 - 114%
        ------------------------------------------------------------------------
         4 - Outstanding - Clearly exceeded most or          115% - 150%
             all objectives
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

       In aggregate, however, bonus awards for participants cannot exceed the pool established as a result of EPS and strategic goal attainment for all participants. This will require a leveling back of the individual performance adjustments on a pro rata basis.


J.     BONUS AWARD LIMITATIONS

       Bonuses earned under this Program will be limited to no more than 175 percent of the aggregate target bonus amounts for all participants. This limit does not apply to any discretionary fund awards covered in Paragraph K below.


K.     DISCRETIONARY BONUS AWARD

       Under this Program, special discretionary cash bonus awards can be made for one-time outstanding achievements. Such awards must be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board.


L.     BONUS AWARD PAYMENTS

       Any bonus award payments made under the Program will be made in the form of cash or Company stock (at the election of the Company), and will normally be paid in the month of August following the end of the fiscal year. No bonus award is earned until the date the Compensation Committee has reviewed the CEO's approval of such payment.

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M.     TERMINATION OF EMPLOYMENT OR CESSATION OF ELIGIBILITY

       Because bonus awards are not earned until the date on which the Compensation Committee reviews the CEO's approval of payment, if termination of employment occurs or the participant ceases to be eligible for benefits under the Program before such date (whether or not the applicable fiscal year has ended), no such terminated or ineligible employee is entitled to any bonus payment. Under certain circumstances, as detailed below, a terminated participant whose employment terminates after December 31 by reason other than resignation or involuntary termination may be considered for a bonus award. Consideration of such awards will be at the sole discretion of the Compensation Committee and require approval based upon the Chief Executive Officer's recommendation according to the following schedule:


           Reason For Termination        Bonus Award Eligibility
           ----------------------        -----------------------

           Death or Retirement           Pro rata share of bonus award, payable
                                         to retiree, heirs/estate

           Long-Term Disability          Pro rata share of bonus award

           Resignation or                No bonus award even if termination
           Involuntary Termination       occurs after June 30 but before
                                         Compensation Committee reviews the
                                         CEO's approval of award payments.


N.     ADMINISTRATIVE PROVISIONS

       The Program will be administered by the Corporate Vice President, Human Resources.

       New participants and exceptional situations will be referred to the Chief Executive Officer for review. Monitoring reports prepared by the Corporate Human Resources staff will be distributed to the Chief Executive Officer and the Compensation Committee of the Board for informational purposes.

       It is the intention that this Program remain in effect in future years. However, as with any special compensation plan, senior management and the Board reserve the right to modify, revise, or terminate the Program at any time.